SUBSCRIPTION

                                                              March 25, 1998

To:    The Trustees of the
       State Street Research Equity Trust
       One Financial Center
       Boston, Massachusetts 02111-2690

         The undersigned hereby subscribes to one Class A share, one Class B share, one Class C share and one Class S share of beneficial interest of State Street Research Athletes Fund, each having a par value of $.001, at a price of $7.00 per share and agrees to pay therefor upon demand in cash the amount of $7.00 per share.

                                                  Very truly yours,

                                                  STATE STREET RESEARCH &
                                                    MANAGEMENT COMPANY

                                                  By: /s/ Frederick H. Jamieson
                                                      --------------------------
                                                      Frederick H. Jamieson
                                                      Senior Vice President


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                                                              March 25, 1998

State Street Research Equity Trust
One Financial Center
Boston, Massachusetts 02111-2690

         In connection with your sale to us of one Class A, Class B, Class C and Class S share of beneficial interest of State Street Research Athletes Fund (the "Share), we hereby confirm that we are acquiring the Shares for investment for our own account as the sole beneficial owner thereof, and not with a view to or in connection with any resale or distribution of the Shares or of any interest therein. We hereby agree that we will not sell, assign or transfer the Shares or any interest therein, except upon repurchase or redemption by the Fund, unless and until you have received an opinion of your counsel indicating to your satisfaction that said sale, assignment or transfer will not violate the provisions of the 1933 Act or any rules or regulations promulgated thereunder.

                                                  STATE STREET RESEARCH &
                                                    MANAGEMENT COMPANY

                                                  By: /s/ Frederick H. Jamieson
                                                      --------------------------
                                                      Frederick H. Jamieson
                                                      Senior Vice President